UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 23, 2014 (January 20, 2014)

Catasys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500 Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 444-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

This Current Report on Form 8-K/A amends the Current Report on Form 8-K originally filed by Catasys, Inc. (the “Company”) on January 22, 2014 announcing the appointment, effective as of February 4, 2014, of David Smith, Marvin Ingelman, Minal Patel, MD, MPH, Richard Berman and Steven Kriegsman to the Board of Directors (the “Board”) of the Company, to indicate that on June 23, 2014, the Board of the Company appointed (i) Mr. Kriegsman as Chairman of the Compensation Committee of the Board and Messrs. Patel and Ingelman as members of the Compensation Committee of the Board, and (ii) Mr. Ingelman as Chairman of the Corporate Governance Committee of the Board and Messrs. Kriegsman and Patel as members of the Corporate Governance Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATASYS, INC.

Date: June 25, 2014	By:	/s/ SUSAN E. ETZEL
Susan E. Etzel
Chief Financial Officer